UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


        Date of Report    (Date of earliest event reported)
        January 22, 2001  (January 21, 2001)



                        GLOBAL MARINE INC.
        (Exact name of registrant as specified in charter)



       Delaware                          1-5471            95-1849298
(State or other jurisdiction of        (Commission      (I.R.S. Employer
incorporation or organization)          file number)    Identification No.)



      777 N. Eldridge Parkway,  Houston, Texas            77079-4493
      (Address of principal executive offices)            (Zip Code)




    Registrant's telephone number, including area code: (281) 596-5100

ITEM 5.  OTHER EVENTS

During the fourth quarter of 2000, the company's Applied Drilling Technology Inc. subsidiary began drilling a well offshore Louisiana under a turnkey, fixed-price contract. The well encountered difficulties due to failure of the surface casing. As a result, the company recorded a provision in its fourth quarter 2000 financial results for an estimated pre-tax loss on the contract of $2.9 million. During the first quarter 2001, additional problems were encountered, and attempts to complete drilling of the well were abandoned. The company estimates the total cost of the well at $7.3 million. Therefore, an additional pre-tax loss of $4.4 million on this well will be reflected in the company's first quarter 2001 financial results.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         GLOBAL MARINE INC.



Date: January 22, 2001        By:  s/Alexander A. Krezel
                                   Alexander A. Krezel
                                   Vice President, Corporate Secretary
                                   and Assistant General Counsel